Exhibit 5.1
Opinion of Holland & Knight LLP
March 9, 2011
OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, Florida 33137
Re: OPKO Health, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the offering by OPKO Health, Inc., a Delaware corporation (the “Company”), of up to 27,000,000 shares of the Company’s common stock, par value $0.01 (the “Shares”), including up to 4,050,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (File No. 333-172168) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated February 11, 2011 (the “Base Prospectus”) and the prospectus supplement dated March 9, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.
     In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and Bylaws, each as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
     We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,
/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP